                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES

NAME                                               JURISDICTION OF INCORPORATION
----                                               -----------------------------
Nihon Synopsys K.K.                                           Japan
Synopsys GmbH                                                 Germany
Synopsys Holding Co.                                          U.S.A.
Synopsys (India) Pvte. Ltd.                                   India
Synopsys International, Inc.                                  Barbados
Synopsys Italia, SRL                                          Italy
Synopsys Korea, Inc.                                          Korea
Synopsys (Northern Europe) Ltd.                               United Kingdom
Synopsys SARL                                                 France
Synopsys Scandinavia AB                                       Sweden
Synopsys Singapore Pte. Ltd.                                  Singapore
Arkos Design, Inc.                                            U.S.A.
SNPS Israel Ltd.                                              Israel
Maud Avenue Land Corporation                                  U.S.A.